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                                                                   Exhibit 21.01

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

      NAME                                            STATE OF INCORPORATION
      ----                                            ----------------------
1.    Porterhouse, Inc.                                      Delaware
2.    Morton's of Chicago, Inc.                              Illinois
3.    Morton's of Chicago/Addison, Inc.                      Delaware
4.    Morton's of Chicago/Atlanta, Inc.                      Illinois
5.    Morton's of Chicago/Baltimore, Inc.                    Delaware
6.    Morton's of Chicago/Boca Raton, Inc.                   Delaware
7.    Morton's of Chicago/Buckhead, Inc.                     Delaware
8.    Morton's of Chicago/Chicago, Inc.                      Delaware
9.    Morton's of Chicago/Cincinnati, Inc.                   Delaware
10.   Morton's of Chicago/Clayton, Inc.                      Delaware
11.   Morton's of Chicago/Cleveland, Inc.                    Illinois
12.   Morton's of Chicago/Columbus, Inc.                     Delaware
13.   Morton's of Chicago/Dallas, Inc.                       Illinois
14.   Morton's of Chicago/Denver, Inc.                       Illinois
15.   Morton's of Chicago/Detroit, Inc.                      Delaware
16.   Morton's of Chicago/Fifth Avenue, Inc.                 Delaware
17.   Morton's of Chicago/Flamingo Road Corp.                Delaware
18.   Morton's of Chicago/Houston, Inc.                      Delaware
19.   Morton's of Chicago/Las Vegas, Inc.                    Delaware
20.   Morton's of Chicago/Miami, Inc.                        Delaware
21.   Morton's of Chicago/Minneapolis, Inc.                  Delaware
22.   Morton's of Chicago/Nashville, Inc.                    Delaware
23.   Morton's of Chicago/North Miami Beach, Inc.            Delaware
24.   Morton's of Chicago/Orlando, Inc.                      Delaware
25.   Morton's of Chicago/Palm Beach, Inc.                   Delaware
26.   Morton's of Chicago/Palm Desert, Inc.                  Delaware
27.   Morton's of Chicago/Philadelphia, Inc.                 Illinois
28.   Morton's of Chicago/Phoenix, Inc.                      Delaware

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29.   Morton's of Chicago/Pittsburgh, Inc.                   Delaware
30.   Morton's of Chicago/Portland, Inc.                     Delaware
31.   Morton's of Chicago/Puerto Rico, Inc.                  Delaware
32.   Morton's of Chicago/Rosemont, Inc.                     Illinois
33.   Morton's of Chicago/Sacramento, Inc.                   Delaware
34.   Morton's of Chicago/San Antonio, Inc.                  Delaware
35.   Morton's of Chicago/San Diego, Inc.                    Delaware
36.   Morton's of Chicago/San Francisco, Inc.                Delaware
37.   Morton's of Chicago/Santa Ana, Inc.                    Delaware
38.   Morton's of Chicago/Schaumburg, Inc.                   Delaware
39.   Morton's of Chicago/Scottsdale, Inc.                   Delaware
40.   Morton's of Chicago/Seattle, Inc.                      Delaware
41.   Morton's of Chicago/Virginia, Inc.                     Illinois
42.   Morton's of Chicago/Washington, DC, Inc.               Delaware
43.   Morton's of Chicago/Washington Square, Inc.            Delaware
44.   Morton's of Chicago/West Street, Inc.                  Delaware
45.   Morton's of Chicago/Westbrook, Inc.                    Illinois
46.   Morton's, Inc.                                         Illinois
47.   Porterhouse of Los Angeles, Inc.                       Delaware
48.   Addison Steakhouse, Inc.                               Texas
49.   Chicago Steakhouse, Inc.                               Texas
50.   Houston Steakhouse, Inc.                               Texas
51.   San Antonio Steakhouse, Inc.                           Texas
52.   Morton's of Chicago Holding, Inc.                      Delaware
53.   Morton's of Chicago/Boston LLC                         Delaware
54.   Morton's of Chicago/Charlotte LLC                      Delaware
55.   Morton's of Chicago/Denver Crescent Town
      Center LLC                                             Delaware
56.   Morton's of Chicago/Figueroa LLC                       Delaware
57.   Morton's of Chicago/Great Neck LLC                     Delaware
58.   Morton's of Chicago/Hackensack LLC                     Delaware
59.   Morton's of Chicago/Hartford LLC                       Delaware

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60.   Morton's of Chicago/Honolulu LLC                       Delaware
61.   Morton's of Chicago/Indianapolis LLC                   Delaware

62.   Morton's of Chicago/Jacksonville LLC                   Delaware
63.   Morton's of Chicago/Kansas City LLC                    Delaware
64.   Morton's of Chicago/LaJolla LLC                        Delaware
65.   Morton's of Chicago/Pittsburgh LLC                     Delaware
66.   Morton's of Chicago/Raleigh LLC                        Delaware
67.   Morton's of Chicago/Reston LLC                         Delaware
68.   Morton's of Chicago/Richmond LLC                       Delaware
69.   Morton's of Chicago/Salt Lake City LLC                 Delaware
70.   Morton's of Chicago/Schaumburg LLC                     Delaware
71.   Morton's of Chicago/Stamford LLC                       Delaware
72.   Morton's of Chicago/Wisconsin LLC                      Delaware
73.   Bertolini's of Costa Mesa LLC                          Delaware
74.   Bertolini's of Irvine Center LLC                       Delaware
75.   Bertolini's of Phillips Place LLC                      Delaware
76.   Morton's of Chicago Asia (Singapore) Pte Ltd.          Singapore
77.   Morton's of Chicago (Singapore) Pte Ltd.               Singapore
78.   Morton's of Chicago/Hong Kong Limited                  Hong Kong
79.   Morton's of Chicago/Sydney Pty Limited                 Australia
80.   Morton's of Chicago/Toronto, Co.                       Canada
81.   Morton's of Chicago/Vancouver, Inc.                    Canada
82.   Morton's of Chicago Mauritius Holding Corp.            Mauritius
83.   Morton's of Chicago Kowloon Limited                    Hong Kong
84.   Peasant Holding Corp.                                  Delaware
85.   Mick's at Fair Oaks, Inc.                              Delaware
86.   Mick's at Annapolis Mall, Inc.                         Delaware
87.   Mick's at Pennsylvania Ave., Inc.                      Delaware
88.   Italian Restaurant Holding Corp.                       Delaware
89.   Bertolini's Restaurants, Inc.                          Delaware
90.   Bertolini's of Circle Centre, Inc.                     Delaware

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91.   Bertolini's of Fashion Outlet, Inc.                    Delaware
92.   Bertolini's of King of Prussia, Inc.                   Delaware
93.   Bertolini's of Las Vegas, Inc.                         Delaware
94.   Bertolini's at Market Square, Inc.                     Delaware
95.   Bertolini's of Phipps Plaza, Inc.                      Delaware
96.   Bertolini's of Village Square, Inc.                    Delaware
97.   Bertolini's of WhiteFlint Mall, Inc.                   Delaware
98.   Quantum Restaurant Development Corporation             Georgia
99.   Santa Fe Steakhouse & Cantina Corp.                    Delaware